Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.1

For Immediate Release

Corindus Vascular Robotics Announces Closing of Private Placement for $15 Million

WALTHAM, MA – February 26, 2019 – Corindus Vascular Robotics, Inc. (“Corindus” or the “Company”) [NYSE American: CVRS], a leading developer of precision vascular robotics, today announced the execution of a private placement transaction with a large institutional investor pursuant to which it will sell and issue an aggregate of 10,872,716 shares of its common stock, at a purchase price of $1.3796 per share, resulting in aggregate gross proceeds to the Company of approximately $15 million, which the Company expects to receive during the day. The net proceeds are expected to be approximately $14.8 million. The Company intends to use the proceeds for general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state and other jurisdiction.

The securities offered and sold by Corindus in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. Corindus has agreed to file a registration statement with the SEC covering the resale of the shares of common stock sold in the private placement within 90 days of the closing of the private placement. Any resale of Corindus’ securities under such resale registration statement will be made only by means of a prospectus.

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The Company’s CorPath® platform is the first FDA-cleared medical device to bring robotic precision to percutaneous coronary and vascular procedures. CorPath GRX is the second-generation robotic-assisted technology offering enhancements to the platform by adding important key upgrades that increase precision, improve workflow, and extend the capabilities and range of procedures that can be performed robotically. We are focused on developing innovative robotic solutions to revolutionize treatment of emergent conditions by providing specialized and timely medical care to patients around the world. For additional information, visit www.corindus.com, and follow @CorindusInc.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control.

Examples of such statements are that:

●	Corindus intends to use the proceeds for general corporate purposes.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: our ability to expand our technology platform and achieve the advances necessary for telestenting and remote procedures, including in humans; our ability to expand our technology platform for use in other segments of the vascular intervention market, including neurointerventional and other more complex cardiac interventions; obtaining necessary regulatory approvals for the use on humans and marketing of our products in the United States and in other countries; risks associated with market acceptance; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; and potential safety and regulatory issues that could slow or suspend our sales. Forward looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus’ website at http://www.corindus.com.

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Media Contacts:

Corindus Vascular Robotics, Inc.

Jessica Wolter

(978) 518-4536

corindus@matternow.com

Investor Contact:

Lisa Wilson

(917) 543-9932

ir@corindus.com